                                                                   EXHIBIT 10.3

                              [IMPERIAL BANK LOGO]

                                      NOTE


$11,268,000.00              Walnut Creek, California         September 11, 1997

On March 30, 2003, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank") a California banking corporation, or order, at its East Bay Regional office, the principal sum of $11,268,000.00 or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or (N/A), whichever is later, on the unpaid principal balance [ ] at the rate of ____% per year [X] at the rate of 1.250% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable [X] monthly [ ] quarterly [X] included with principal [ ] in addition to principal [ ] beginning September 30, 1997, and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal. [X] (if checked), Principal shall be payable in installments of $______________, or more, each installment on the 30th day of each month, beginning May 30, 1998. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

        Any partial prepayment shall be applied to the Installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

        Defaults shall include*

        If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank at late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

        If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

        No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

*See attached Addendum

                                          New Arts Acquisition, Inc.
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                                          By: /s/ GREG SAUNDERS
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                                                  Greg Saunders
                                                  EVP, CFO

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L 494 E (Rev 6/97)